EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Trident Bancshares, Inc., of our report dated August 20, 2008 relating to our audit of the financial statements of Trident Bancshares, Inc., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Nichols, Cauley & Associates, LLC

Atlanta, Georgia

September 2, 2008